     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 17, 1998

                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          THE WILLIAMS COMPANIES, INC.
              (Exact name of Company as Specified in Its Charter)
                            ------------------------

               DELAWARE                                    4813                                   73-0569878
    (State or Other Jurisdiction of            (Primary Standard Industrial                    (I.R.S. Employer
    Incorporation or Organization)              Classification Code Number)                   Identification No.)

                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172
                                 (918) 588-2000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                           William G. von Glahn, Esq.
                          The Williams Companies, Inc.
                              One Williams Center
                             Tulsa, Oklahoma 74172
                                 (918) 588-5942
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of
                               Agent For Service)

                                WITH COPIES TO:

         Jere R. Thomson, Esq.                     David Bowman, Esq.                  Franci J. Blassberg, Esq.
       Jones, Day, Reavis & Pogue                      MAPCO Inc.                         Debevoise & Plimpton
    599 Lexington Avenue, 30th Floor            1800 S. Baltimore Avenue                    875 Third Avenue
        New York, New York 10022                      P.O. Box 645                      New York, New York 10022
                                               Tulsa, Oklahoma 74101-0645
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     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  As soon as practicable after the effective date of the Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the
"Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] File No. 333-44963

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                      PROPOSED MAXIMUM
                                                                       OFFERING PRICE     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF SECURITIES            AMOUNT TO BE       PER SHARE OF         AGGREGATE          AMOUNT OF
                 TO BE REGISTERED                     REGISTERED        COMMON STOCK       OFFERING PRICE    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share, together
  with Preferred Stock Purchase Rights(1).........   1,400,000(2)           N.A.          $45,563,063.06  (3)    $13,441.10
==============================================================================================================================

(1) Preferred stock purchase rights are attached to and trade with the common stock, par value $1.00 per share ("Williams Common Stock"), of The Williams Companies, Inc. ("Williams"). The value attributable to such rights, if any, is reflected in the market price of Williams Common Stock.

(2) Represents additional shares of Williams Common Stock estimated to be issuable upon the consummation of the merger (the "Merger") of TML Acquisition Corp., a wholly-owned subsidiary of Williams, with and into MAPCO Inc. ("MAPCO").

(3) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the market value of the common stock, par value $1.00 per share ("MAPCO Common Stock"), of MAPCO and related options to be cancelled upon consummation of the Merger and is based upon $54.1875, the average of the high and low sale prices of MAPCO Common Stock on the New York Stock Exchange Composite Tape on March 10, 1998.


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


     This Registration Statement is being filed with respect to the registration of additional shares of common stock par value $1.00 per share, and associated preferred stock purchase rights, of The Williams Companies, Inc., a Delaware corporation ("Williams"), pursuant to Rule 462(b) under the Securities Act. The contents of the Registration Statement on Form S-4 of Williams (File No. 333-44963), including the exhibits thereto, are incorporated by reference into this registration statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Williams Companies, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 17(th) day of March, 1998.

                                          THE WILLIAMS COMPANIES, INC.
                                          (Registrant)

                                          By:      /s/ DAVID M. HIGBEE
                                            ------------------------------------
                                                      Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 17(th) day of March, 1998.

                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------

            /s/ KEITH E. BAILEY*               Chairman of the Board, President and Chief
---------------------------------------------  Executive Officer (Principal Executive
               Keith E. Bailey                 Officer) and Director

            /s/ JACK D. MCCARTHY*              Senior Vice President-Finance (Principal
---------------------------------------------  Financial Officer)
              Jack D. McCarthy

             /s/ GARY R. BELITZ*               Controller (Principal Accounting Officer)
---------------------------------------------
               Gary R. Belitz

              /s/ GLENN A. COX*                Director
---------------------------------------------
                Glenn A. Cox

          /s/ THOMAS H. CRUIKSHANK*            Director
---------------------------------------------
            Thomas H. Cruikshank

                                               Director
---------------------------------------------
              William E. Green

          /s/ PATRICIA L. HIGGINS*             Director
---------------------------------------------
             Patricia L. Higgins

              /s/ W.R. HOWELL*                 Director
---------------------------------------------
                 W.R. Howell

          /s/ ROBERT J. LAFORTUNE*             Director
---------------------------------------------
             Robert J. LaFortune

             /s/ JAMES C. LEWIS*               Director
---------------------------------------------
               James C. Lewis

          /s/ JACK A. MACALLISTER*             Director
---------------------------------------------
             Jack A. MacAllister

            /s/ PETER C. MEINIG*               Director
---------------------------------------------
               Peter C. Meinig

               /s/ KAY A. ORR*                 Director
---------------------------------------------
                 Kay A. Orr

                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------

            /s/ GORDON R. PARKER*              Director
---------------------------------------------
              Gordon R. Parker

           /s/ JOSEPH H. WILLIAMS*             Director
---------------------------------------------
             Joseph H. Williams

          *By: /s/ DAVID M. HIGBEE
---------------------------------------------
              Attorney-in-fact

                                 EXHIBIT INDEX

     Exhibits required by Item 601 of Regulation S-K:

EXHIBIT
NUMBER                                            EXHIBIT DESCRIPTION
------        -------------------------------------------------------------------------------------------
  **2.1   --  Agreement and Plan of Merger, dated as of November 23, 1997 and as amended as of
              January 25, 1998, among The Williams Companies, Inc., MAPCO Inc. and TML Acquisition Corp.
              included as Appendix A to the Joint Proxy Statement/Prospectus included as part of this
              Registration Statement.
  **3.1   --  Restated Certificate of Incorporation of The Williams Companies, Inc. (incorporated by reference to Exhibit 4(a) to Williams' Registration Statement on Form 8-B, filed August 20,
              1987), Certificate of Amendment to the Restated Certificate of Incorporation, dated May 20,
              1994 (incorporated by reference to Exhibit 3(d) to Williams' Annual Report on Form 10-K for
              the year ended December 31, 1994), Certificate of Amendment of Restated Certificate of
              Incorporation dated May 16, 1997 (incorporated by reference to Exhibit 4.3 to Williams'
              Registration Statement on Form S-8, filed November 21, 1997), Certificate of Designation with respect to the $3.50 Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3.1(c) to the Prospectus and Information Statement to Amendment No. 2 to
              Williams' Registration Statement on Form S-4, filed March 30, 1995), Certificate of
              Increase of Authorized Number of Shares of Series A Junior Participating Preferred Stock
              (incorporated by reference to Exhibit 3(f) to Williams' Annual Report on Form 10-K for the
              year ended December 31, 1995).
  **3.2   --  By-laws of The Williams Companies, Inc. (incorporated by reference to Exhibit 3 to
              Williams' Form 10-Q for the quarter ended September 30, 1993).
  **3.3   --  Rights Agreement, dated as of February 6, 1996, between The Williams Companies, Inc. and
              First Chicago Trust Company of New York (incorporated by reference to Exhibit 4 to
              Williams' Current Report on Form 8-K filed January 24, 1996).
  **4     --  See Exhibits 3.1, 3.2 and 3.3 for provisions of the Restated Certificate of Incorporation,
              By-Laws and Rights Agreement of The Williams Companies, Inc. defining the rights of holders of common stock and associated preferred stock purchase rights of The Williams Companies,
              Inc.
   *5.1   --  Opinion of Jones, Day, Reavis & Pogue as to the legality of the shares being issued
              (including consent).
  **8.1   --  Opinion of Jones, Day, Reavis & Pogue regarding the federal income tax consequences of the
              Merger to Williams stockholders (including consent).
  **8.2   --  Opinion of Debevoise & Plimpton regarding the federal income tax consequences of the Merger to MAPCO stockholders (including consent).
 **23.1   --  Consent of Jones, Day, Reavis & Pogue (included in Exhibits 5.1 and 8.1).
 **23.2   --  Consent of Debevoise & Plimpton (included in Exhibit 8.2).
  *23.3   --  Consent of Deloitte & Touche LLP relating to the audited financial statements of MAPCO,
              Inc. and its subsidiaries.
  *23.4   --  Consent of Ernst & Young LLP relating to the audited financial statements of The Williams
              Companies, Inc.
 **24     --  Power of Attorney together with certified resolution.
 **99.1   --  Form of proxy card to be used in soliciting holders of MAPCO Common Stock.
 **99.2   --  Form of proxy card to be used in soliciting holders of Williams Common Stock.
 **99.3   --  Consent of Morgan Stanley & Co. Incorporated.
 **99.4   --  Consent of Smith Barney Inc.

---------------
 *Filed herewith.
**Incorporated by reference to the Registration Statement on Form S-4 of Williams (File No. 333-44963)